Exhibit 99.1

SG Blocks Announces Pricing of Public Offering

BROOKLYN, N.Y.—SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, today announced the pricing of an underwritten public offering of 15,000,000 shares of common stock at an offering price of $0.15 per share for aggregate gross proceeds of $2,250,000, prior to deducting underwriting discounts, commissions and other offering expenses.

The Company intends to use the net proceeds from this offering to repay certain indebtedness, to fund certain contractual obligations under an outstanding loan agreement and for general working capital purposes.

The Company has also granted the underwriters a 45-day option to purchase up to an additional 2,150,000 shares of common stock. The offering is expected to close on or about December 13, 2019.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering.

The securities described above are being offered by SG Blocks pursuant to a registration statement on Form S-1, as amended (File No. 333-235295), that was previously filed with the Securities and Exchange Commission (SEC) on November 27, 2019 and December 9, 2019 and was declared effective by the SEC on December 10, 2019. This offering is being made by means of a prospectus that forms a part of the effective registration statement. A preliminary prospectus relating to and describing the terms of the offering was filed with the SEC on December 9, 2019 and is available on the SEC’s website at www.sec.gov. The final terms of the offering will be disclosed in a final prospectus to be filed with the SEC. When available, copies of the final prospectus relating to the offering may be obtained by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (877) 436-3673, email: prospectus@think-equity.com and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts for SG Blocks

Media

Rubenstein Public Relations
Christina Levin
Account Director
212-805-3029
clevin@rubensteinpr.com

or

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com